Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for Three Months Ended December 31, 2012

Continued strong, long-term investment performance
Adjusted operating income increased 10.4%
Total shareholder return of capital of $554 million during 2012

Atlanta, January 31, 2013 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months and year ended December 31, 2012.

“Invesco's focus on delivering strong, long-term investment performance to our clients contributed to a 10.4% increase in operating income for the quarter,” said Martin L. Flanagan, president and CEO of Invesco.  “During 2012, we continued to make progress against our strategic objectives, while further investing in the business for long-term success.  Reflecting continued confidence in the fundamentals of our business, we raised our dividend early in 2012 and returned in excess of $550 million to shareholders during the year.”

	Q4-12		Q3-12		Q4-12 vs. Q3-12	Q4-11		Q4-12 vs. Q4-11
Adjusted Financial Measures(1)
Net revenues	$775.9	m	$734.7	m	5.6%	$716.8	m	8.2%
Operating income	$276.5	m	$250.4	m	10.4%	$256.3	m	7.9%
Operating margin	35.6%		34.1%			35.8%
Net income attributable to common shareholders	$202.6	m	$188.4	m	7.5%	$190.5	m	6.4%
Diluted EPS	$0.45		$0.42		7.1%	$0.42		7.1%

U.S. GAAP Financial Measures
Operating revenues	$1,092.9	m	$1,041.4	m	4.9%	$997.1	m	9.6%
Operating income	$222.8	m	$216.0	m	3.1%	$211.6	m	5.3%
Operating margin	20.4%		20.7%			21.2%
Net income attributable to common shareholders	$158.7	m	$170.6	m	(7.0)%	$202.3	m	(21.6)%
Diluted EPS	$0.35		$0.38		(7.9)%	$0.44		(20.5)%

Assets Under Management
Ending AUM	$687.7	bn	$683.0	bn	0.7%	$625.3	bn	10.0%
Average AUM	$680.2	bn	$667.9	bn	1.8%	$621.7	bn	9.4%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 12 through 16 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 23 for other important disclosures.

	2012		2011		% Change
Adjusted Financial Measures(1)
Net revenues	$2,959.0m		$2,898.4m		2.1%
Operating income	$1,045.1m		$1,068.9m		(2.2)%
Operating margin	35.3%		36.9%
Net income attributable to common shareholders	$776.7m		$781.6m		(0.6)%
Diluted EPS	$1.71		$1.68		1.8%

U.S. GAAP Financial Measures
Operating revenues	$4,177.0m		$4,092.2m		2.1%
Operating income	$871.5m		$898.1m		(3.0)%
Operating margin	20.9%		21.9%
Net income attributable to common shareholders	$677.1m		$729.7m		(7.2)%
Diluted EPS	$1.49		$1.57		(5.1)%

Assets Under Management
Ending AUM	$687.7	bn	$625.3	bn	10.0%
Average AUM	$664.4	bn	$634.3	bn	4.7%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 12 through 16 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 23 for other important disclosures.

Assets Under Management

Total assets under management (AUM) at December 31, 2012 were $687.7 billion (September 30, 2012: $683.0 billion), an increase of $4.7 billion during the fourth quarter. Total net inflows were $1.0 billion for the fourth quarter as detailed below. Long-term net flows during the fourth quarter include a $1.6 billion outflow related to a CDO maturity.

	Quarterly			Year-to-date
Summary of net flows (in billions)	Q4-12	Q3-12	Q4-11	Dec 31, 2012	Dec 31, 2011
Active	$1.8	$3.6	($0.2)	$1.3	$1.7
Passive	(0.9)	5.8	5.8	11.1	17.5
Long-term net flows	0.9	9.4	5.6	12.4	19.2
Money market	0.1	2.3	0.4	0.1	5.3
Total net flows	$1.0	$11.7	$6.0	$12.5	$24.5

Net market gains led to a $4.9 billion increase in AUM during the fourth quarter, compared to a $22.1 billion increase in the third quarter 2012. Foreign exchange rate movements led to a $1.2 billion decrease in AUM during the fourth quarter, compared to a $4.3 billion increase in the third quarter 2012.

Average AUM during the fourth quarter were $680.2 billion, compared to $667.9 billion for the third quarter 2012, a 1.8% increase. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in the Form 10-K for the year ended December 31, 2011, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting.

Non-GAAP Earnings

This section discusses the company's fourth quarter 2012 compared to the third quarter 2012 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues (and by calculation net revenue yield), adjusted operating income, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 12 through 16 of this release.

Net revenues increased by $41.2 million (5.6%) to $775.9 million in the fourth quarter from $734.7 million in the third quarter 2012. The change was principally due to increases in investment management fees and performance fee revenues. Net revenue yield before performance fees improved by 0.6 basis points from 43.8 basis points to 44.4 basis points, reflecting an average AUM weighting move towards higher fee-earning asset classes. Foreign exchange rate changes increased fourth quarter net revenues by $2.5 million when compared to the third quarter 2012.

Investment management fees, as adjusted, increased $25.1 million (3.0%) to $865.0 million in the fourth quarter from $839.9 million in the third quarter 2012. The increase reflects higher average AUM as well as increasing revenue yields. Foreign exchange rate changes increased fourth quarter management fees by $3.8 million when compared to third quarter 2012.

Service and distribution fees, as adjusted, increased $3.3 million (1.7%) to $199.4 million in the fourth quarter from $196.1 million in the third quarter 2012, reflecting the higher average AUM. Foreign exchange rate changes increased fourth quarter service and distribution fees by $0.3 million when compared to third quarter 2012.

Performance fees, as adjusted, were $21.1 million in the fourth quarter compared to $3.4 million in the third quarter 2012. The fourth quarter performance fees were primarily earned by our private wealth management business. Other revenues, as adjusted, increased by $3.0 million (12.3%) in the fourth quarter to $27.4 million, compared to $24.4 million in the third quarter 2012, principally due to improved transaction fees from real estate fund activities.

Third-party distribution, service and advisory expenses, as adjusted, increased by $7.9 million (2.4%) to $337.0 million in the fourth quarter compared to $329.1 million in the third quarter 2012, increasing in line with higher investment management fees and service and distribution fees. Foreign exchange rate changes increased the fourth quarter third-party distribution, services and advisory expenses by $1.6 million.

Total operating expenses, as adjusted, increased by $15.1 million (3.1%) to $499.4 million in the fourth quarter from $484.3 million in the third quarter 2012 primarily due to increased employee compensation expenses. Foreign exchange rate changes increased operating expenses by $1.4 million when compared to the third quarter 2012.

Employee compensation expenses, as adjusted, increased by $14.3 million (4.4%) to $342.0 million in the fourth quarter from $327.7 million in the third quarter 2012. The fourth quarter includes additional bonus expense predominately linked to the quarter's performance fee revenues and increases in operating income. In addition, the fourth quarter included a $1.5 million increase in sales commissions in our Continental European business, and a $4.8 million increase in other staff related expenses driven by investment in our fixed income business and year-end staff benefit expense adjustments. Foreign exchange rate changes increased fourth quarter employee compensation expenses by $0.7 million when compared to the third quarter 2012.

Marketing expenses, as adjusted, decreased by $2.7 million (10.2%) to $23.8 million in the fourth quarter from $26.5 million in the third quarter 2012 due to reduced advertising expenditure. Foreign exchange rate changes increased fourth quarter marketing expenses by $0.2 million when compared to the third quarter 2012.

Property, office and technology expenses, as adjusted, increased $2.4 million (3.5%) to $71.7 million in the fourth quarter from $69.3 million in the third quarter 2012. The fourth quarter included increases in outsourced administration in Europe as we transitioned the U.K. transfer agency processes to a third party provider. Foreign exchange rate changes increased fourth quarter property, office and technology expenses by $0.2 million when compared to the third quarter 2012.

General and administrative expenses, as adjusted, increased $1.1 million (1.8%) to $61.9 million in the fourth quarter from $60.8 million in the third quarter 2012. The fourth quarter included additional professional services expenses associated with increasing regulatory requirements in Europe. Foreign exchange rate changes increased fourth quarter general and administrative expenses by $0.2 million when compared to the third quarter 2012.

Non-operating other income and expenses, as adjusted, included equity in earnings from partnership investments of $2.8 million in the fourth quarter compared to $1.6 million in the third quarter 2012. Other gains and losses, net in the fourth quarter were a loss of $0.4 million compared to third quarter investment realized gains of $9.5 million. The effective tax rate decreased to 25.0% for the fourth quarter from 25.8% for the third quarter 2012.

U.S. GAAP Earnings

Operating revenues increased 4.9% to $1,092.9 million in the fourth quarter from $1,041.4 million in the third quarter 2012. Operating expenses increased by 5.4% to $870.1 million in the fourth quarter from $825.4 million in the third quarter 2012.

Operating expenses include $21.7 million in the fourth quarter related to the European infrastructure initiative, compared to $4.0 million for the third quarter.  As part of the outsourcing of the U.K. transfer agency, operational process changes resulted in an accounting adjustment recognizing additional distribution expense of $15.3 million in the fourth quarter.  This additional expense is attributable to periods prior to 2012 and has no impact on cash flows.

Operating expenses included $2.6 million of transaction and integration charges incurred in the fourth quarter relating to the remaining closed-end fund merger expenses associated with the 2010 acquisition of

Morgan Stanley's retail asset management business, including Van Kampen Investments, together with incurred professional services costs associated with the pending acquisition of a 49.0% ownership interest in Religare Asset Management Limited. Transaction and integration charges were $3.0 million in the third quarter 2012.

Other gains and losses, net included a charge of $23.5 million in the fourth quarter related to the call premiums on the redemption of the $333.5 million principal amount of 5.375% Senior Notes due February 27, 2013 and the $197.1 million principal amount of the 5.375% Senior Notes due December 15, 2014. The third quarter included an $8.3 million gain on the sale of certain European CLO management contracts.

The effective tax rate, excluding noncontrolling interests, decreased to 28.1% for the fourth quarter from 30.3% for the third quarter 2012.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products, along with a U.S. GAAP statement of cash flows and cash flow statement information excluding consolidated investment products in this release. The information presented excluding consolidated investment products are non-GAAP presentations. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 19 and 22, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provide a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of consolidated investment products within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be far more indebted than is the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding Consolidated Investment Products (CIP) (Non-GAAP)(1)		Including Consolidated Investment Products (CIP) (U.S. GAAP)
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
$ in millions
Cash and cash equivalents	$835.5	$727.4	$835.5	$727.4
Investments of CIP	—	—	4,550.6	6,629.0
Total assets(1)	$12,640.9	$12,329.2	$17,492.4	$19,347.0

Current maturities of total debt	$—	$215.1	$—	$215.1
Long-term debt	1,186.0	1,069.6	1,186.0	1,069.6
Long-term debt of CIP	—	—	3,899.4	5,512.9
Total debt / Total debt plus CIP debt	$1,186.0	$1,284.7	$5,085.4	$6,797.6

Total liabilities(1)	$4,448.6	$4,541.0	$8,443.4	$10,209.4

Total equity(1)	$8,192.3	$7,788.2	$9,049.0	$9,137.6

Debt/Equity % (1) (2)	14.5%	16.5%	56.2%	74.4%

(1)
The balance sheet line items excluding consolidated investment products are non-GAAP financial measures. See the reconciliation information on page 19 for a fully expanded balance sheet before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as total debt divided by total equity for the balance sheet excluding CIP and total debt plus long-term debt of CIP divided by equity for the balance sheet including CIP.

As of December 31, 2012, the company's cash and cash equivalents were $835.5 million with total debt of $1,186.0 million The credit facility balance was $586.5 million at December 31, 2012, compared to $754.5 million at September 30, 2012 and $539.0 million at December 31, 2011.

During the fourth quarter the company issued an initial aggregate principal amount of $600.0 million of 3.125% senior notes with a maturity of November 30, 2022. The majority of the proceeds were used to redeem the $333.5 million principal amount of 5.375% Senior Notes due February 27, 2013 and the $197.1 million principal amount of the 5.375% Senior Notes due December 15, 2014.

During the fourth quarter, the company repurchased $75.0 million of its stock, representing 3.0 million shares at a weighted average share price of $24.64, bringing the total 2012 full-year stock repurchases to $265.0 million.

Dividends paid in the fourth quarter were $77.6 million bringing the total 2012 full-year cash dividends to $289.0 million. Today the company is announcing a fourth-quarter cash dividend of 17.25 cents per share to holders of common shares. The dividend is payable on March 8, 2013 to shareholders of record at the close of business on February 21, 2013.

Headcount

As of December 31, 2012, the company had 6,128 employees, compared to 6,101 employees as of September 30, 2012.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Thursday, January 31, 2013, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers and 0800-279-9630 for U.K. callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, February 14, 2013 at 5:00 p.m. ET by calling 1-866-365-2384 for U.S. and Canadian callers or 1-203-369-0214 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC's Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q4-12	Q3-12	% Change	Q4-11	% Change
Adjusted revenues
Investment management fees	$865.0	$839.9	3.0%	$770.8	12.2%
Service and distribution fees	199.4	196.1	1.7%	181.1	10.1%
Performance fees	21.1	3.4	N/A	24.0	(12.1)%
Other	27.4	24.4	12.3%	44.9	(39.0)%
Third-party distribution, service and advisory	(337.0)	(329.1)	2.4%	(304.0)	10.9%
Net revenues	775.9	734.7	5.6%	716.8	8.2%

Adjusted operating expenses
Employee compensation	342.0	327.7	4.4%	312.3	9.5%
Marketing	23.8	26.5	(10.2)%	22.1	7.7%
Property, office and technology	71.7	69.3	3.5%	61.9	15.8%
General and administrative	61.9	60.8	1.8%	64.2	(3.6)%
Total adjusted operating expenses	499.4	484.3	3.1%	460.5	8.4%

Adjusted operating income	276.5	250.4	10.4%	256.3	7.9%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	2.8	1.6	75.0%	(1.1)	N/A
Interest and dividend income	4.1	5.0	(18.0)%	6.2	(33.9)%
Interest expense	(12.7)	(12.6)	0.8%	(14.3)	(11.2)%
Other gains and losses, net	(0.4)	9.5	N/A	(0.1)	N/A
Adjusted income before income taxes	270.3	253.9	6.5%	247.0	9.4%
Adjusted income tax provision	(67.7)	(65.5)	3.4%	(56.5)	19.8%
Adjusted net income	202.6	188.4	7.5%	190.5	6.4%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	—	—	N/A	—	N/A
Adjusted net income attributable to common shareholders	$202.6	$188.4	7.5%	$190.5	6.4%

Adjusted diluted EPS	$0.45	$0.42	7.1%	$0.42	7.1%

Average diluted shares outstanding	451.2	452.8	(0.4)%	458.3	(1.5)%

Ending Headcount	6,128	6,101	0.4%	6,162	(0.6)%

Ending AUM (in billions)	$687.7	$683.0	0.7%	$625.3	10.0%

Average AUM (in billions)	$680.2	$667.9	1.8%	$621.7	9.4%

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Year Ended December 31,
	2012	2011	% Change
Adjusted revenues
Investment management fees	$3,319.1	$3,235.3	2.6%
Service and distribution fees	771.6	775.1	(0.5)%
Performance fees	61.2	38.4	59.4%
Other	110.9	136.5	(18.8)%
Third-party distribution, service and advisory	(1,303.8)	(1,286.9)	1.3%
Net revenues	2,959.0	2,898.4	2.1%

Adjusted operating expenses
Employee compensation	1,289.2	1,229.2	4.9%
Marketing	104.1	99.5	4.6%
Property, office and technology	275.1	251.8	9.3%
General and administrative	245.5	249.0	(1.4)%
Total adjusted operating expenses	1,913.9	1,829.5	4.6%

Adjusted operating income	1,045.1	1,068.9	(2.2)%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	14.6	9.2	58.7%
Interest and dividend income	19.8	16.6	19.3%
Interest expense	(52.3)	(61.8)	(15.4)%
Other gains and losses, net	9.8	6.7	46.3%
Adjusted income before income taxes	1,037.0	1,039.6	(0.3)%
Adjusted income tax provision	(260.3)	(258.1)	0.9%
Adjusted net income	776.7	781.5	(0.6)%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	—	0.1	N/A
Adjusted net income attributable to common shareholders	$776.7	$781.6	(0.6)%

Adjusted diluted EPS	$1.71	$1.68	1.8%

Average diluted shares outstanding	453.8	464.7	(2.3)%

Ending Headcount	6,128	6,162	(0.6)%

Ending AUM (in billions)	$687.7	$625.3	10.0%

Average AUM (in billions)	$664.4	$634.3	4.7%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-12	Q3-12	% Change	Q4-11	% Change
Operating revenues
Investment management fees	$846.9	$818.0	3.5%	$747.6	13.3%
Service and distribution fees	199.4	196.1	1.7%	181.1	10.1%
Performance fees	19.9	3.0	N/A	23.9	(16.7)%
Other	26.7	24.3	9.9%	44.5	(40.0)%
Total operating revenues	1,092.9	1,041.4	4.9%	997.1	9.6%

Operating expenses
Employee compensation	343.7	330.9	3.9%	316.5	8.6%
Third-party distribution, service and advisory	350.9	327.2	7.2%	301.8	16.3%
Marketing	23.3	26.4	(11.7)%	21.1	10.4%
Property, office and technology	73.2	69.1	5.9%	66.0	10.9%
General and administrative	76.4	68.8	11.0%	74.6	2.4%
Transaction and integration	2.6	3.0	(13.3)%	5.5	(52.7)%
Total operating expenses	870.1	825.4	5.4%	785.5	10.8%

Operating income	222.8	216.0	3.1%	211.6	5.3%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	7.9	5.2	51.9%	4.9	61.2%
Interest and dividend income	2.7	2.5	8.0%	2.7	—%
Interest income of consolidated investment products	52.1	68.7	(24.2)%	73.6	(29.2)%
Other gains/(losses) of consolidated investment products, net	(27.8)	(25.2)	10.3%	104.4	N/A
Interest expense	(12.7)	(12.6)	0.8%	(14.3)	(11.2)%
Interest expense of consolidated investment products	(33.9)	(41.9)	(19.1)%	(51.8)	(34.6)%
Other gains and losses, net	(21.0)	18.4	N/A	54.8	N/A
Income before income taxes	190.1	231.1	(17.7)%	385.9	(50.7)%
Income tax provision	(62.1)	(74.2)	(16.3)%	(76.0)	(18.3)%
Net income	128.0	156.9	(18.4)%	309.9	(58.7)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	30.7	13.7	124.1%	(107.6)	N/A
Net income attributable to common shareholders	$158.7	$170.6	(7.0)%	$202.3	(21.6)%

Earnings per share:
---basic	$0.35	$0.38	(7.9)%	$0.44	(20.5)%
---diluted	$0.35	$0.38	(7.9)%	$0.44	(20.5)%

Average shares outstanding:
---basic	449.9	451.3	(0.3)%	456.8	(1.5)%
---diluted	451.2	452.8	(0.4)%	458.3	(1.5)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Year ended December 31,
	2012	2011	% Change
Operating revenues
Investment management fees	$3,236.9	$3,138.5	3.1%
Service and distribution fees	771.6	780.3	(1.1)%
Performance fees	58.8	37.9	55.1%
Other	109.7	135.5	(19.0)%
Total operating revenues	4,177.0	4,092.2	2.1%

Operating expenses
Employee compensation	1,297.7	1,246.2	4.1%
Third-party distribution, service and advisory	1,311.8	1,282.5	2.3%
Marketing	103.0	86.0	19.8%
Property, office and technology	277.6	254.6	9.0%
General and administrative	307.2	295.4	4.0%
Transaction and integration	8.2	29.4	(72.1)%
Total operating expenses	3,305.5	3,194.1	3.5%

Operating income	871.5	898.1	(3.0)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	29.7	30.5	(2.6)%
Interest and dividend income	9.8	11.0	(10.9)%
Interest income of consolidated investment products	258.5	307.2	(15.9)%
Other gains/(losses) of consolidated investment products, net	(97.7)	(138.9)	(29.7)%
Interest expense	(52.3)	(61.8)	(15.4)%
Interest expense of consolidated investment products	(168.3)	(187.0)	(10.0)%
Other gains and losses, net	8.3	49.0	(83.1)%
Income before income taxes	859.5	908.1	(5.4)%
Income tax provision	(272.2)	(286.1)	(4.9)%
Net income	587.3	622.0	(5.6)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	89.8	107.7	(16.6)%
Net income attributable to common shareholders	$677.1	$729.7	(7.2)%

Earnings per share:
---basic	$1.50	$1.58	(5.1)%
---diluted	$1.49	$1.57	(5.1)%

Average shares outstanding:
---basic	452.3	462.9	(2.3)%
---diluted	453.8	464.7	(2.3)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$846.9	$10.7	$—	$—	$—	$7.4	$—	$865.0
Service and distribution fees	199.4	—	—	—	—	—	—	199.4
Performance fees	19.9	—	—	—	—	1.2	—	21.1
Other	26.7	0.7	—	—	—	—	—	27.4
Third-party distribution, service and advisory	—	(1.4)	(350.9)	—	—	—	15.3	(337.0)
Total operating revenues reconciled to net revenues	1,092.9	10.0	(350.9)	—	—	8.6	15.3	775.9

Operating expenses
Employee compensation	343.7	3.5	—	—	(3.3)	—	(1.9)	342.0
Third-party distribution, service and advisory	350.9	—	(350.9)	—	—	—	—	—
Marketing	23.3	0.6	—	—	—	—	(0.1)	23.8
Property, office and technology	73.2	0.8	—	—	—	—	(2.3)	71.7
General and administrative	76.4	1.0	—	(4.9)	—	(8.5)	(2.1)	61.9
Transaction and integration	2.6	—	—	(2.6)	—	—	—	—
Total operating expenses	870.1	5.9	(350.9)	(7.5)	(3.3)	(8.5)	(6.4)	499.4

Operating income reconciled to adjusted operating income	222.8	4.1	—	7.5	3.3	17.1	21.7	276.5

Other income/(expense)
Equity in earnings of unconsolidated affiliates	7.9	(4.7)	—	—	—	(0.4)	—	2.8
Interest and dividend income	2.7	0.6	—	—	(1.2)	2.0	—	4.1
Interest income of consolidated investment products	52.1	—	—	—	—	(52.1)	—	—
Other gains/(losses) of consolidated investment products, net	(27.8)	—	—	—	—	27.8	—	—
Interest expense	(12.7)	—	—	—	—		—	(12.7)
Interest expense of consolidated investment products	(33.9)	—	—	—	—	33.9	—	—
Other gains and losses, net	(21.0)	—	—	—	(2.3)	—	22.9	(0.4)
Income before income taxes	190.1	—	—	7.5	(0.2)	28.3	44.6	270.3
Income tax provision	(62.1)	—	—	5.0	—	—	(10.6)	(67.7)
Net income	128.0	—	—	12.5	(0.2)	28.3	34.0	202.6
Net (income)/loss attributable to noncontrolling interests in consolidated entities	30.7	—	—	—	—	(30.7)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$158.7	$—	$—	$12.5	($0.2)	($2.4)	$34.0	$202.6

Operating margin	20.4%					Adjusted operating margin		35.6%

Average diluted shares outstanding	451.2					Average diluted shares outstanding		451.2

Diluted EPS	$0.35					Adjusted diluted EPS		$0.45

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$818.0	$10.8	$—	$—	$—	$11.1	$—	$839.9
Service and distribution fees	196.1	—	—	—	—	—	—	196.1
Performance fees	3.0	—	—	—	—	0.4	—	3.4
Other	24.3	0.1	—	—	—	—	—	24.4
Third-party distribution, service and advisory	—	(1.9)	(327.2)	—	—	—	—	(329.1)
Total operating revenues reconciled to net revenues	1,041.4	9.0	(327.2)	—	—	11.5	—	734.7

Operating expenses
Employee compensation	330.9	2.8	—	—	(4.7)	—	(1.3)	327.7
Third-party distribution, service and advisory	327.2	—	(327.2)	—	—	—	—	—
Marketing	26.4	0.7	—	—	—	—	(0.6)	26.5
Property, office and technology	69.1	0.9	—	—	—	—	(0.7)	69.3
General and administrative	68.8	1.0	—	(5.3)	—	(2.3)	(1.4)	60.8
Transaction and integration	3.0	—	—	(3.0)	—	—	—	—
Total operating expenses	825.4	5.4	(327.2)	(8.3)	(4.7)	(2.3)	(4.0)	484.3

Operating income reconciled to adjusted operating income	216.0	3.6	—	8.3	4.7	13.8	4.0	250.4

Other income/(expense)
Equity in earnings of unconsolidated affiliates	5.2	(4.1)	—	—	—	0.5	—	1.6
Interest and dividend income	2.5	0.5	—	—	(1.4)	3.4	—	5.0
Interest income of consolidated investment products	68.7	—	—	—	—	(68.7)	—	—
Other gains/(losses) of consolidated investment products, net	(25.2)	—	—	—	—	25.2	—	—
Interest expense	(12.6)	—	—	—	—	—	—	(12.6)
Interest expense of consolidated investment products	(41.9)	—	—	—	—	41.9	—	—
Other gains and losses, net	18.4	—	—	(8.3)	(9.7)	8.7	0.4	9.5
Income before income taxes	231.1	—	—	—	(6.4)	24.8	4.4	253.9
Income tax provision	(74.2)	—	—	7.6	1.9	—	(0.8)	(65.5)
Net income	156.9	—	—	7.6	(4.5)	24.8	3.6	188.4
Net (income)/loss attributable to noncontrolling interests in consolidated entities	13.7	—	—	—	—	(13.7)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$170.6	$—	$—	$7.6	($4.5)	$11.1	$3.6	$188.4

Operating margin	20.7%					Adjusted operating margin		34.1%

Average diluted shares outstanding	452.8					Average diluted shares outstanding		452.8

Diluted EPS	$0.38					Adjusted diluted EPS		$0.42

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended December 31, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$747.6	$11.6	$—	$—	$—	$11.6	$—	$770.8
Service and distribution fees	181.1	—	—	—	—	—	—	181.1
Performance fees	23.9	—	—	—	—	0.1	—	24.0
Other	44.5	0.4	—	—	—	—	—	44.9
Third-party distribution, service and advisory	—	(2.2)	(301.8)	—	—	—	—	(304.0)
Total operating revenues reconciled to net revenues	997.1	9.8	(301.8)	—	—	11.7	—	716.8

Operating expenses
Employee compensation	316.5	2.5	—	—	(5.5)	—	(1.2)	312.3
Third-party distribution, service and advisory	301.8	—	(301.8)	—	—	—	—	—
Marketing	21.1	1.0	—	—	—	—	—	22.1
Property, office and technology	66.0	0.9	—	—	—	—	(5.0)	61.9
General and administrative	74.6	1.1	—	(3.7)	—	(3.0)	(4.8)	64.2
Transaction and integration	5.5	—	—	(5.5)	—	—	—	—
Total operating expenses	785.5	5.5	(301.8)	(9.2)	(5.5)	(3.0)	(11.0)	460.5

Operating income reconciled to adjusted operating income	211.6	4.3	—	9.2	5.5	14.7	11.0	256.3

Other income/(expense)
Equity in earnings of unconsolidated affiliates	4.9	(5.1)	—	—	—	(0.9)	—	(1.1)
Interest and dividend income	2.7	0.8	—	—	(0.2)	2.9	—	6.2
Interest income of consolidated investment products	73.6	—	—	—	—	(73.6)	—	—
Other gains/(losses) of consolidated investment products, net	104.4	—	—	—	—	(104.4)	—	—
Interest expense	(14.3)	—	—	—	—	—	—	(14.3)
Interest expense of consolidated investment products	(51.8)	—	—	—	—	51.8	—	—
Other gains and losses, net	54.8	—	—	—	(9.9)	—	(45.0)	(0.1)
Income before income taxes	385.9	—	—	9.2	(4.6)	(109.5)	(34.0)	247.0
Income tax provision	(76.0)	—	—	3.2	1.4	—	14.9	(56.5)
Net income	309.9	—	—	12.4	(3.2)	(109.5)	(19.1)	190.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(107.6)	—	—	—	—	107.6	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$202.3	$—	$—	$12.4	($3.2)	($1.9)	($19.1)	$190.5

Operating margin	21.2%				Adjusted operating margin			35.8%

Average diluted shares outstanding	458.3				Average diluted shares outstanding			458.3

Diluted EPS	$0.44				Adjusted diluted EPS			$0.42

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$3,236.9	$43.6	$—	$—	$—	$38.6	$—	$3,319.1
Service and distribution fees	771.6	—	—	—	—	—	—	771.6
Performance fees	58.8	—	—	—	—	2.4	—	61.2
Other	109.7	1.2	—	—	—	—	—	110.9
Third-party distribution, service and advisory	—	(7.3)	(1,311.8)	—	—	—	15.3	(1,303.8)
Total operating revenues reconciled to net revenues	4,177.0	37.5	(1,311.8)	—	—	41.0	15.3	2,959.0

Operating expenses
Employee compensation	1,297.7	11.4	—	—	(14.3)	—	(5.6)	1,289.2
Third-party distribution, service and advisory	1,311.8	—	(1,311.8)	—	—	—	—	—
Marketing	103.0	2.7	—	—	—	—	(1.6)	104.1
Property, office and technology	277.6	3.3	—	—	—	—	(5.8)	275.1
General and administrative	307.2	4.4	—	(27.3)	—	(31.5)	(7.3)	245.5
Transaction and integration	8.2	—	—	(8.2)	—	—	—	—
Total operating expenses	3,305.5	21.8	(1,311.8)	(35.5)	(14.3)	(31.5)	(20.3)	1,913.9

Operating income reconciled to adjusted operating income	871.5	15.7	—	35.5	14.3	72.5	35.6	1,045.1

Other income/(expense)
Equity in earnings of unconsolidated affiliates	29.7	(18.1)	—	3.5	—	(0.5)	—	14.6
Interest and dividend income	9.8	2.4	—	—	(4.7)	12.3	—	19.8
Interest income of consolidated investment products	258.5	—	—	—	—	(258.5)	—	—
Other gains/(losses) of consolidated investment products, net	(97.7)	—	—	—	—	97.7	—	—
Interest expense	(52.3)	—	—	—	—	—	—	(52.3)
Interest expense of consolidated investment products	(168.3)	—	—	—	—	168.3	—	—
Other gains and losses, net	8.3			(11.8)	(19.7)	8.7	24.3	9.8
Income before income taxes	859.5	—	—	27.2	(10.1)	100.5	59.9	1,037.0
Income tax provision	(272.2)	—	—	22.8	2.7	—	(13.6)	(260.3)
Net income	587.3	—	—	50.0	(7.4)	100.5	46.3	776.7
Net (income)/loss attributable to noncontrolling interests in consolidated entities	89.8	—	—	—	—	(89.8)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$677.1	$—	$—	$50.0	($7.4)	$10.7	$46.3	$776.7

Operating margin	20.9%					Adjusted operating margin		35.3%

Average diluted shares outstanding	453.8					Average diluted shares outstanding		453.8

Diluted EPS	$1.49					Adjusted diluted EPS		$1.71

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Year ended December 31, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$3,138.5	$50.0	$—	$—	$—	$46.8	$—	$3,235.3
Service and distribution fees	780.3	—	—	(5.2)	—	—	—	775.1
Performance fees	37.9	—	—	—	—	0.5	—	38.4
Other	135.5	1.0	—	—	—	—	—	136.5
Third-party distribution, service and advisory	—	(9.6)	(1,282.5)	5.2	—	—	—	(1,286.9)
Total operating revenues reconciled to net revenues	4,092.2	41.4	(1,282.5)	—	—	47.3	—	2,898.4

Operating expenses
Employee compensation	1,246.2	11.4	—	(15.0)	(5.8)	—	(7.6)	1,229.2
Third-party distribution, service and advisory	1,282.5	—	(1,282.5)	—	—	—	—	—
Marketing	86.0	3.1	—	—	—	—	10.4	99.5
Property, office and technology	254.6	3.1	—	—	—	—	(5.9)	251.8
General and administrative	295.4	4.6	—	(29.0)	—	(13.0)	(9.0)	249.0
Transaction and integration	29.4	—	—	(29.4)	—	—	—	—
Total operating expenses	3,194.1	22.2	(1,282.5)	(73.4)	(5.8)	(13.0)	(12.1)	1,829.5

Operating income reconciled to adjusted operating income	898.1	19.2	—	73.4	5.8	60.3	12.1	1,068.9

Other income/(expense)
Equity in earnings of unconsolidated affiliates	30.5	(21.5)	—	—	—	0.2	—	9.2
Interest and dividend income	11.0	2.3	—	—	(4.9)	8.2	—	16.6
Interest income of consolidated investment products	307.2	—	—	—	—	(307.2)	—	—
Other gains/(losses) of consolidated investment products, net	(138.9)	—	—	—	—	138.9	—	—
Interest expense	(61.8)	—	—	—	—	—	—	(61.8)
Interest expense of consolidated investment products	(187.0)	—	—	—	—	187.0	—	—
Other gains and losses, net	49.0	—	—	—	2.7	—	(45.0)	6.7
Income before income taxes	908.1	—	—	73.4	3.6	87.4	(32.9)	1,039.6
Income tax provision	(286.1)	—	—	11.4	(1.1)	—	17.7	(258.1)
Net income	622.0	—	—	84.8	2.5	87.4	(15.2)	781.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	107.7	—	—	—	—	(107.6)	—	0.1
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$729.7	$—	$—	$84.8	$2.5	($20.2)	($15.2)	$781.6

Operating margin	21.9%					Adjusted operating margin		36.9%

Average diluted shares outstanding	464.7					Average diluted shares outstanding		464.7

Diluted EPS	$1.57					Adjusted diluted EPS		$1.68

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding Consolidated Investment Products
(a non-GAAP presentation, unaudited, in millions)

	December 31, 2012	December 31, 2011
ADJUSTED ASSETS
Adjusted current assets:
Cash and cash equivalents	$835.5	$727.4
Unsettled fund receivables	550.1	444.4
Accounts receivable	453.8	434.6
Investments	363.9	283.7
Prepaid assets	50.3	51.2
Other current assets	94.5	139.2
Deferred tax asset, net	38.4	28.7
Assets held for policyholders	1,153.6	1,243.5
Total adjusted current assets	3,540.1	3,352.7

Adjusted non-current assets:
Investments	313.4	293.4
Security deposit assets and receivables	27.4	81.2
Other non-current assets	26.8	17.9
Deferred sales commissions	47.7	40.5
Property and equipment, net	349.6	312.8
Intangible assets, net	1,287.7	1,322.8
Goodwill	7,048.2	6,907.9
Total adjusted non-current assets	9,100.8	8,976.5
Total adjusted assets	$12,640.9	$12,329.2

ADJUSTED LIABILITIES AND EQUITY
Adjusted current liabilities:
Current maturities of total debt	$—	$215.1
Unsettled fund payables	552.5	439.6
Income taxes payable	77.9	59.6
Other current liabilities	833.6	861.1
Policyholder payables	1,153.6	1,243.5
Total adjusted current liabilities	2,617.6	2,818.9

Adjusted non-current liabilities:
Long-term debt	1,186.0	1,069.6
Deferred tax liabilities, net	311.4	274.0
Security deposits payable	27.4	81.2
Other non-current liabilities	306.2	297.3
Total adjusted non-current liabilities	1,831.0	1,722.1
Total adjusted liabilities	4,448.6	4,541.0

Adjusted equity:
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,141.0	6,180.6
Treasury shares	(1,382.9)	(1,280.4)
Retained earnings	2,780.1	2,381.3
Accumulated other comprehensive income, net of tax	551.4	404.1
Total adjusted equity attributable to common shareholders	8,187.7	7,783.7
Adjusted equity attributable to noncontrolling interests in consolidated entities	4.6	4.5
Total adjusted equity	8,192.3	7,788.2
Total adjusted liabilities and equity	$12,640.9	$12,329.2

Invesco Ltd.
U.S. GAAP Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$835.5	$727.4
Cash and cash equivalents of consolidated investment products	287.8	382.3
Unsettled fund receivables	550.1	444.4
Accounts receivable	449.4	424.4
Accounts receivable of consolidated investment products	84.1	98.5
Investments	363.9	283.7
Prepaid assets	50.3	51.2
Other current assets	94.5	150.0
Deferred tax asset, net	38.4	28.7
Assets held for policyholders	1,153.6	1,243.5
Total current assets	3,907.6	3,834.1

Non-current assets:
Investments	246.8	200.8
Investments of consolidated investment products	4,550.6	6,629.0
Security deposit assets and receivables	27.4	81.2
Other non-current assets	26.8	17.9
Deferred sales commissions	47.7	40.5
Property and equipment, net	349.6	312.8
Intangible assets, net	1,287.7	1,322.8
Goodwill	7,048.2	6,907.9
Total non-current assets	13,584.8	15,512.9
Total assets	$17,492.4	$19,347.0

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of total debt	$—	$215.1
Unsettled fund payables	552.5	439.6
Income taxes payable	77.9	59.6
Other current liabilities	824.7	841.5
Other current liabilities of consolidated investment products	104.3	175.1
Policyholder payables	1,153.6	1,243.5
Total current liabilities	2,713.0	2,974.4

Non-current liabilities:
Long-term debt	1,186.0	1,069.6
Long-term debt of consolidated investment products	3,899.4	5,512.9
Deferred tax liabilities, net	311.4	274.0
Security deposits payable	27.4	81.2
Other non-current liabilities	306.2	297.3
Total non-current liabilities	5,730.4	7,235.0
Total liabilities	8,443.4	10,209.4

Equity:
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,141.0	6,180.6
Treasury shares	(1,382.9)	(1,280.4)
Retained earnings	2,801.3	2,413.2
Retained earnings appropriated for investors in consolidated investment products	128.8	334.3
Accumulated other comprehensive income, net of tax	530.5	373.3
Total equity attributable to common shareholders	8,316.8	8,119.1
Equity attributable to noncontrolling interests in consolidated entities	732.2	1,018.5
Total equity	9,049.0	9,137.6
Total liabilities and equity	$17,492.4	$19,347.0

Invesco Ltd.
Reconciliations of Condensed Consolidated Balance Sheet Information Excluding Consolidated Investment Products to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31, 2012			December 31, 2011
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Current assets:
Cash and cash equivalents	$835.5	$—	$835.5	$727.4	$—	$727.4
Cash and cash equivalents of consolidated investment products	—	287.8	287.8	—	382.3	382.3
Unsettled fund receivables	550.1	—	550.1	444.4	—	444.4
Accounts receivable	453.8	(4.4)	449.4	434.6	(10.2)	424.4
Accounts receivable of consolidated investment products	—	84.1	84.1	—	98.5	98.5
Investments	363.9	—	363.9	283.7	—	283.7
Prepaid assets	50.3	—	50.3	51.2	—	51.2
Other current assets	94.5	—	94.5	139.2	10.8	150.0
Deferred tax asset, net	38.4	—	38.4	28.7	—	28.7
Assets held for policyholders	1,153.6	—	1,153.6	1,243.5	—	1,243.5
Total current assets	3,540.1	367.5	3,907.6	3,352.7	481.4	3,834.1

Non-current assets:
Investments	313.4	(66.6)	246.8	293.4	(92.6)	200.8
Investments of consolidated investment products	—	4,550.6	4,550.6	—	6,629.0	6,629.0
Security deposit assets and receivables	27.4	—	27.4	81.2	—	81.2
Other non-current assets	26.8	—	26.8	17.9	—	17.9
Deferred sales commissions	47.7	—	47.7	40.5	—	40.5
Property and equipment, net	349.6	—	349.6	312.8	—	312.8
Intangible assets, net	1,287.7	—	1,287.7	1,322.8	—	1,322.8
Goodwill	7,048.2	—	7,048.2	6,907.9	—	6,907.9
Total non-current assets	9,100.8	4,484.0	13,584.8	8,976.5	6,536.4	15,512.9
Total assets	$12,640.9	$4,851.5	$17,492.4	$12,329.2	$7,017.8	$19,347.0

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of total debt	$—	$—	$—	$215.1	$—	$215.1
Unsettled fund payables	552.5	—	552.5	439.6	—	439.6
Income taxes payable	77.9	—	77.9	59.6	—	59.6
Other current liabilities	833.6	(8.9)	824.7	861.1	(19.6)	841.5
Other current liabilities of consolidated investment products	—	104.3	104.3	—	175.1	175.1
Policyholder payables	1,153.6	—	1,153.6	1,243.5	—	1,243.5
Total current liabilities	2,617.6	95.4	2,713.0	2,818.9	155.5	2,974.4

Non-current liabilities:
Long-term debt	1,186.0	—	1,186.0	1,069.6	—	1,069.6
Long-term debt of consolidated investment products	—	3,899.4	3,899.4	—	5,512.9	5,512.9
Deferred tax liabilities, net	311.4	—	311.4	274.0	—	274.0
Security deposits payable	27.4	—	27.4	81.2	—	81.2
Other non-current liabilities	306.2	—	306.2	297.3	—	297.3
Total non-current liabilities	1,831.0	3,899.4	5,730.4	1,722.1	5,512.9	7,235.0
Total liabilities	4,448.6	3,994.8	8,443.4	4,541.0	5,668.4	10,209.4

Equity:
Equity attributable to common shareholders:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,141.0	—	6,141.0	6,180.6	—	6,180.6
Treasury shares	(1,382.9)	—	(1,382.9)	(1,280.4)	—	(1,280.4)
Retained earnings	2,780.1	21.2	2,801.3	2,381.3	31.9	2,413.2
Retained earnings appropriated for investors in consolidated investment products	—	128.8	128.8	—	334.3	334.3
Accumulated other comprehensive income, net of tax	551.4	(20.9)	530.5	404.1	(30.8)	373.3
Total equity attributable to common shareholders	8,187.7	129.1	8,316.8	7,783.7	335.4	8,119.1
Equity attributable to noncontrolling interests in consolidated entities	4.6	727.6	732.2	4.5	1,014.0	1,018.5
Total equity	8,192.3	856.7	9,049.0	7,788.2	1,349.4	9,137.6
Total liabilities and equity	$12,640.9	$4,851.5	$17,492.4	$12,329.2	$7,017.8	$19,347.0

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding Consolidated Investment Products
(a non-GAAP presentation, unaudited, in millions)

	Year ended December 31,
	2012	2011
Adjusted operating activities:
U.S. GAAP net income	$587.3	$622.0
Consolidated investment product net income	100.6	87.5
Net income adjusted to remove impact of CIP	687.9	709.5
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	95.0	117.4
Share-based compensation expense	136.4	115.1
Gains on disposals of property, equipment, and software, net	(0.9)	(5.8)
Purchase of trading investments	(10,192.5)	(10,548.6)
Proceeds from sale of trading investments	10,185.3	10,537.6
Other gains and losses, net	(17.0)	(49.0)
Call premium on debt extinguishment	(23.0)	—
Tax benefit from share-based compensation	52.2	77.8
Excess tax benefits from share-based compensation	(12.7)	(14.7)
Equity in earnings of unconsolidated affiliates	(29.3)	(30.8)
Dividends from unconsolidated affiliates	15.6	21.3
Changes in operating assets and liabilities:
Decrease/(increase) in receivables	97.4	204.7
(Decrease)/increase in payables	(122.3)	(331.7)
Adjusted net cash provided by/(used in) operating activities	872.1	802.8

Adjusted investing activities:
Purchase of property and equipment	(99.3)	(107.0)
Disposal of property and equipment	0.6	12.6
Purchase of available-for-sale investments	(97.8)	(31.4)
Sale of available-for-sale investments	68.4	65.2
Purchase of other investments	(126.4)	(150.4)
Sale of other investments	83.6	64.6
Returns of capital and distributions from equity method investments	32.0	39.7
Acquisitions of businesses	—	(14.9)
Acquisition earn-out payments	(37.2)	(16.8)
Sale of management contracts	16.4	—
Adjusted net cash provided by/(used in) investing activities	(159.7)	(138.4)

Adjusted financing activities:
Proceeds from exercises of share options	23.0	12.4
Purchases of treasury shares	(265.0)	(436.5)
Dividends paid	(289.0)	(220.9)
Excess tax benefits from share-based compensation	12.7	14.7
Net borrowings/(repayments) under credit facility	47.5	(31.0)
Net proceeds from issuance of senior notes	595.1	—
Repayments of senior notes	(745.7)	—
Acquisition of interest in consolidated investment products	—	(12.3)
Adjusted net cash (used in)/provided by financing activities	(621.4)	(673.6)
Increase/(decrease) in cash and cash equivalents	91.0	(9.2)
Foreign exchange movement on cash and cash equivalents	17.1	(3.9)
Cash and cash equivalents, beginning of year	727.4	740.5
Cash and cash equivalents, end of year	$835.5	$727.4

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Year ended December 31,
	2012	2011
Operating activities:
Net income	$587.3	$622.0
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	95.0	117.4
Share-based compensation expense	136.4	115.1
Gains on disposals of property, equipment, and software, net	(0.9)	(5.8)
Purchase of trading investments	(10,192.5)	(10,548.6)
Proceeds from sale of trading investments	10,185.3	10,537.6
Other gains and losses, net	(8.3)	(49.0)
Call premium on debt extinguishment	(23.0)	—
Losses/(gains) of consolidated investment products, net	97.7	138.9
Tax benefit from share-based compensation	52.2	77.8
Excess tax benefits from share-based compensation	(12.7)	(14.7)
Equity in earnings of unconsolidated affiliates	(29.7)	(30.5)
Dividends from unconsolidated affiliates	15.6	21.3
Changes in operating assets and liabilities:
Decrease/(increase) in cash held by consolidated investment products	(36.2)	264.2
Decrease/(increase) in receivables	113.8	213.4
(Decrease)/increase in payables	(160.7)	(494.3)
Net cash provided by/(used in) operating activities	819.3	964.8

Investing activities:
Purchase of property and equipment	(99.3)	(107.0)
Disposal of property and equipment	0.6	12.6
Purchase of available-for-sale investments	(85.9)	(31.4)
Sale of available-for-sale investments	50.6	60.2
Purchase of investments by consolidated investment products	(3,252.0)	(2,991.4)
Sale of investments by consolidated investment products	3,346.8	3,479.0
Purchase of other investments	(126.0)	(143.4)
Sale of other investments	83.6	64.6
Returns of capital and distributions from equity method investments	20.0	36.6
Acquisitions of businesses	—	(14.9)
Acquisition earn-out payments	(37.2)	(16.8)
Sale of management contracts	16.4	—
Net cash provided by/(used in) investing activities	(82.4)	348.1

Financing activities:
Proceeds from exercises of share options	23.0	12.4
Purchases of treasury shares	(265.0)	(436.5)
Dividends paid	(289.0)	(220.9)
Excess tax benefits from share-based compensation	12.7	14.7
Capital invested into consolidated investment products	20.0	37.2
Capital distributed by consolidated investment products	(277.0)	(172.4)
Net borrowings/(repayments) of debt of consolidated investment products	232.5	(513.3)
Net borrowings/(repayments) under credit facility	47.5	(31.0)
Net proceeds from issuance of senior notes	595.1	—
Repayments of senior notes	(745.7)	—
Acquisition of interest in consolidated investment products	—	(12.3)
Net cash provided by/(used in) financing activities	(645.9)	(1,322.1)
Increase/(decrease) in cash and cash equivalents	91.0	(9.2)
Foreign exchange movement on cash and cash equivalents	17.1	(3.9)
Cash and cash equivalents, beginning of year	727.4	740.5
Cash and cash equivalents, end of year	$835.5	$727.4

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Statement Information Excluding Consolidated Investment Products to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Year ended December 31, 2012			Year ended December 31, 2011
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$687.9	($100.6)	$587.3	$709.5	($87.5)	$622.0
Amortization and depreciation	95.0	—	95.0	117.4	—	117.4
Share-based compensation expense	136.4	—	136.4	115.1	—	115.1
Gains on disposals of property, equipment, and software, net	(0.9)	—	(0.9)	(5.8)	—	(5.8)
Purchase of trading investments	(10,192.5)	—	(10,192.5)	(10,548.6)	—	(10,548.6)
Proceeds from sale of trading investments	10,185.3	—	10,185.3	10,537.6	—	10,537.6
Other gains and losses, net	(17.0)	8.7	(8.3)	(49.0)	—	(49.0)
Call premium on debt extinguishment	(23.0)	—	(23.0)	—	—	—
Losses/(gains) of consolidated investment products, net	—	97.7	97.7	—	138.9	138.9
Tax benefit from share-based compensation	52.2	—	52.2	77.8	—	77.8
Excess tax benefits from share-based compensation	(12.7)	—	(12.7)	(14.7)	—	(14.7)
Equity in earnings of unconsolidated affiliates	(29.3)	(0.4)	(29.7)	(30.8)	0.3	(30.5)
Dividends from unconsolidated affiliates	15.6	—	15.6	21.3	—	21.3
Changes in operating assets and liabilities:
Decrease/(increase) in cash held by CIP	—	(36.2)	(36.2)	—	264.2	264.2
Decrease/(increase) in receivables	97.4	16.4	113.8	204.7	8.7	213.4
(Decrease)/increase in payables	(122.3)	(38.4)	(160.7)	(331.7)	(162.6)	(494.3)
Net cash provided by/(used in) adjusted operating activities	872.1	(52.8)	819.3	802.8	162.0	964.8

Investing activities:
Purchase of property and equipment	(99.3)	—	(99.3)	(107.0)	—	(107.0)
Disposal of property and equipment	0.6	—	0.6	12.6	—	12.6
Purchase of available-for-sale investments	(97.8)	11.9	(85.9)	(31.4)	—	(31.4)
Sale of available-for-sale investments	68.4	(17.8)	50.6	65.2	(5.0)	60.2
Purchase of investments by CIP	—	(3,252.0)	(3,252.0)	—	(2,991.4)	(2,991.4)
Sale of investments by CIP	—	3,346.8	3,346.8	—	3,479.0	3,479.0
Purchase of other investments	(126.4)	0.4	(126.0)	(150.4)	7.0	(143.4)
Sale of other investments	83.6	—	83.6	64.6	—	64.6
Returns of capital and distributions from equity method investments	32.0	(12.0)	20.0	39.7	(3.1)	36.6
Acquisitions of businesses	—	—	—	(14.9)	—	(14.9)
Acquisition earn-out payments	(37.2)	—	(37.2)	(16.8)	—	(16.8)
Sale of management contracts	16.4	—	16.4	—	—	—
Net cash provided by/(used in) adjusted investing activities	(159.7)	77.3	(82.4)	(138.4)	486.5	348.1

Financing activities:
Proceeds from exercises of share options	23.0	—	23.0	12.4	—	12.4
Purchases of treasury shares	(265.0)	—	(265.0)	(436.5)	—	(436.5)
Dividends paid	(289.0)	—	(289.0)	(220.9)	—	(220.9)
Excess tax benefits from share-based compensation	12.7	—	12.7	14.7	—	14.7
Capital invested into CIP	—	20.0	20.0	—	37.2	37.2
Capital distributed by CIP	—	(277.0)	(277.0)	—	(172.4)	(172.4)
Net borrowings/(repayments) of debt of CIP	—	232.5	232.5	—	(513.3)	(513.3)
Net borrowings/(repayments) under credit facility	47.5	—	47.5	(31.0)	—	(31.0)
Net proceeds from issuance of senior notes	595.1	—	595.1	—	—	—
Repayments of senior notes	(745.7)	—	(745.7)	—	—	—
Acquisition of interest in CIP	—	—	—	(12.3)	—	(12.3)
Net cash (used in)/provided by adjusted financing activities	(621.4)	(24.5)	(645.9)	(673.6)	(648.5)	(1,322.1)
Increase/(decrease) in cash and cash equivalents	91.0	—	91.0	(9.2)	—	(9.2)
Foreign exchange movement on cash and cash equivalents	17.1	—	17.1	(3.9)	—	(3.9)
Cash and cash equivalents, beginning of year	727.4	—	727.4	740.5	—	740.5
Cash and cash equivalents, end of year	$835.5	$—	$835.5	$727.4	$—	$727.4

See pages 23 through 26 for notes to the reconciliation.

Invesco Ltd.
Notes

Notes 1 through 8 relate to the income statement reconciliations presented on pages 12 through 16. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the Form 10-K for the year ended December 31, 2011.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 19 and 22, respectively.

Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition/disposition related adjustments

Acquisition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization (including any increased amortization related to the write-off of related management contract intangible assets), changes in estimates of acquisition earn-out liabilities booked from prior acquisitions, gains and losses related to dispositions, and all related tax effects.

Adjustments related to acquisition and disposition amounts are as follows:

	Quarterly			Year-to-date
in millions	Q4-12	Q3-12	Q4-11	Dec 31, 2012	Dec 31, 2011
Equity in earnings of unconsolidated affiliates	$—	$—	$—	$3.5	$—
Other gains and losses, net	—	—	—	(3.5)	—
Service and distribution fees	—	—	—	—	(5.2)
Third-party distribution, service and advisory expenses	—	—	—	—	5.2
Transaction and integration	2.6	3.0	5.5	8.2	29.4
Taxation on transaction and integration	(1.0)	(1.1)	(2.1)	(3.1)	(11.2)
Intangible amortization	4.9	5.3	6.1	29.6	42.2
Taxation on amortization	(0.4)	(0.4)	(1.0)	(2.6)	(4.4)
Prepaid compensation amortization	—	—	—	—	15.0
Deferred taxation	6.4	6.6	6.3	26.0	27.0
Change in contingent consideration estimates	—	—	(2.4)	(2.3)	(13.2)
Gain on sale of CLO management contracts	—	(8.3)	—	(8.3)	—
Taxation on gain on sale of CLO management contracts	—	2.5	—	2.5	—
	$12.5	$7.6	$12.4	$50.0	$84.8

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, which are all closely linked to the revenue earned by Invesco from AUM but vary extensively by geography due to differences in distribution channels.  The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China.  Enhancing operations in China is one effort that the company believes could improve its competitive position over time.  U.S. GAAP requires classification of the pre-tax joint venture income as equity in earnings of unconsolidated affiliates.  The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of investment products, were $8.6 million in the fourth quarter (third quarter 2012: $11.5 million; fourth quarter 2011: $11.7 million; 2012: $41.0 million; 2011: $47.3 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back into net revenues. Similarly, the consolidated investment products' operating expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in a increase of $2.4 million in net income attributable to common shareholders in the fourth quarter U.S. GAAP earnings (third quarter 2012: $11.1 million decrease; fourth quarter 2011: $1.9 million increase; 2012: $10.7 million decrease; 2011: $20.2 million increase). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $3.3 million in the fourth quarter (third quarter 2012: $4.7 million appreciation; fourth quarter 2011: $5.5 million appreciation; 2012: $14.3 million appreciation; 2011: $5.8 million appreciation) with an investment gain, inclusive of interest and dividend income, of $3.5 million in the fourth quarter (third quarter 2012: $11.1 million gain; fourth quarter 2011: $10.1 million gain; 2012: $24.4 million gain; 2011: $2.2 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable taxation charge (fourth quarter 2012: zero; third quarter 2012: $1.9 million charge; fourth quarter 2011: $1.4 million charge; 2012: $2.7 million charge; 2011: $1.1 million credit), result in a net income deduction of $0.2 million for the fourth quarter (third quarter 2012: $4.5 million deduction; fourth quarter 2011: $3.2 million deduction; 2012: $7.4 million deduction; 2011: $2.5 million addition).

6.	Other reconciling items

•
European infrastructure transformational initiative: As announced in 2011, the company is outsourcing its European transfer agency and is making certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information. As part of the outsourcing of the U.K. transfer agency, operational process changes resulted in an accounting adjustment recognizing additional distribution expense of $15.3 million in the fourth quarter and year ended December 31, 2012. The initiative also incurred $1.9 million in compensation expenses, primarily due to severance costs (third quarter 2012: $1.3 million; fourth quarter 2011: $1.2 million; 2012: $5.6 million; 2011: $7.6 million); $2.1 million in general and administrative costs, primarily related to professional contractor services and mutual fund costs (third quarter 2012: $1.4 million; fourth quarter 2011: $1.5 million; 2012: $7.3 million; 2011: $5.3 million); $0.1 million in marketing costs (third quarter 2012: $0.6 million; fourth quarter 2011: none; 2012: $1.6 million; 2011: none); and $2.3 million of property, office and technology costs (third quarter 2012: $0.7 million; fourth quarter 2011: $5.0 million; 2012: $5.8 million; 2011: $5.9 million). The company's income tax provision included tax benefits of $4.9 million in the fourth quarter 2012 relating to these charges (third quarter 2012: $0.7 million; fourth quarter 2011: $0.8 million; 2012: $7.5 million; 2011: $1.9 million).

•
Included within other gains and losses, net for the fourth quarter 2012 is a loss of $0.1 million related to the mark-to-market of four foreign exchange put option contracts, purchased in the second quarter 2012, intended to provide protection against the impact of a significant decline in the pound sterling/U.S. dollar foreign exchange rate (third quarter 2012: $1.2 million; 2012: $2.5 million).  The cost to the company of these contracts was $2.5 million at their inception date, which represents the company's maximum exposure to loss from the contracts over the 12-month cumulative contract period, and contract maturity ranges from September 25, 2012 to June 25, 2013.  The adjustment from U.S. GAAP to non-GAAP earnings for the fourth quarter 2012 is a charge of $0.6 million (third quarter 2012: $0.4 million credit; 2012: $0.8 million credit) that removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period. The related non-GAAP adjustment to the company's income tax provision is a credit of $0.1 million in the fourth quarter of 2012 (third quarter 2012: $0.1 million charge; 2012: $0.2 million charge).

•
Other gains and losses, net included a charge of $23.5 million in the fourth quarter of and year ended December 31, 2012 related to the call premiums on the redemption of the $333.5 million principal amount of 5.375% Senior Notes due February 27, 2013 and the $197.1 million principal amount of the 5.375% Senior Notes due December 15, 2014. The company's income tax provision included a taxation credit of $5.8 million related to the charge.

•
Included within marketing expenses in 2011 is a credit of $10.4 million related to the termination of naming rights to the Denver Broncos stadium. The company's income tax provision included a taxation charge of $4.0 million relating to the credit.

•
Included within other gains and losses in the fourth quarter and year ended December 31, 2011 is a credit of $45.0 million related to a legal settlement. Included within general and administrative expenses are legal fees associated with this litigation of $3.6 million. A tax charge of $15.6 million is related to the settlement, net of legal fees.

•
Included within general and administrative expenses in the fourth quarter and year ended December 31, 2011 is a $0.3 million credit related to the final amount reimbursed associated with the 2010 correction of historic foreign exchange allocations in the fund accounting process that impacted the reporting of fund performance in certain funds, together with an associated $0.1 million tax charge.

•
Included within general and administrative expenses in the year ended December 31, 2011 is a $0.4 million charge reflecting revisions to a 2010 levy from the U.K. Financial Services Compensation Scheme. The company's tax provision included tax benefits of $0.1 million related to this revision.

Due to the unique character and magnitude of these items, their impact has been excluded in calculating the non-GAAP financial measures.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

9.	Balance sheets and cash flow statements excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of investment products. The majority of the company's consolidated investment products balances were CLO-related as of December 31, 2012 and December 31, 2011. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by consolidated investment products is not available for general use by Invesco, nor is Invesco cash available for general use by its consolidated investment products.

By deconsolidating the consolidated investment products in the condensed consolidated balance sheet information excluding consolidated investment products, the assets, liabilities and equity of the consolidated investment products are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow statement information excluding consolidated investment products present the cash flows of the company separately and before consolidation of investment products, as the cash flows of consolidated investment products do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q4-12	Q3-12	% Change	Q4-11
Beginning Assets	$683.0	$646.6	5.6%	$598.4
Long-term inflows	41.7	42.3	(1.4)%	41.1
Long-term outflows	(40.8)	(32.9)	24.0%	(35.5)
Long-term net flows	0.9	9.4	(90.4)%	5.6
Net flows in institutional money market funds	0.1	2.3	(95.7)%	0.4
Market gains and losses/reinvestment	4.9	22.1	(77.8)%	20.8
Acquisitions/dispositions, net	—	(1.7)	N/A	—
Foreign currency translation	(1.2)	4.3	N/A	0.1
Ending Assets	$687.7	$683.0	0.7%	$625.3

Average long-term AUM	$610.6	$599.8	1.8%	$552.1
Average institutional money market AUM	69.6	68.1	2.2%	69.6
Average AUM	$680.2	$667.9	1.8%	$621.7
Gross revenue yield on AUM(a)	64.5bps	62.6bps		64.5bps
Gross revenue yield on AUM before performance fees(a)	63.4bps	62.5bps		62.9bps
Net revenue yield on AUM(b)	45.6bps	44.0bps		46.1bps
Net revenue yield on AUM before performance fees(b)	44.4bps	43.8bps		44.6bps

(in billions)	Total AUM	Active(e)	Passive(e)
September 30, 2012	$683.0	$565.1	$117.9
Long-term inflows	41.7	29.1	12.6
Long-term outflows	(40.8)	(27.3)	(13.5)
Long-term net flows	0.9	1.8	(0.9)
Net flows in institutional money market funds	0.1	0.1	—
Market gains and losses/reinvestment	4.9	7.5	(2.6)
Foreign currency translation	(1.2)	(0.8)	(0.4)
December 31, 2012	$687.7	$573.7	$114.0

Average AUM	$680.2	$566.6	$113.6
Gross revenue yield on AUM(a)	64.5bps	75.5bps	10.0bps
Net revenue yield on AUM(b)	45.6bps	52.8bps	10.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
September 30, 2012	$683.0	$423.4	$240.0	$19.6
Long-term inflows	41.7	32.8	7.5	1.4
Long-term outflows	(40.8)	(33.2)	(6.9)	(0.7)
Long-term net flows	0.9	(0.4)	0.6	0.7
Net flows in institutional money market funds	0.1	—	0.1	—
Market gains and losses/reinvestment	4.9	2.6	2.7	(0.4)
Foreign currency translation	(1.2)	0.2	(1.4)	—
December 31, 2012	$687.7	$425.8	$242.0	$19.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
September 30, 2012	$683.0	$300.6	$167.0	$57.9	$73.2	$84.3
Long-term inflows	41.7	19.3	9.5	6.3	0.6	6.0
Long-term outflows	(40.8)	(25.0)	(6.1)	(2.4)	(0.7)	(6.6)
Long-term net flows	0.9	(5.7)	3.4	3.9	(0.1)	(0.6)
Net flows in institutional money market funds	0.1	—	—	—	0.1	—
Market gains and losses/reinvestment	4.9	2.9	1.7	0.3	0.1	(0.1)
Foreign currency translation	(1.2)	(0.4)	(0.2)	—	—	(0.6)
December 31, 2012	$687.7	$297.4	$171.9	$62.1	$73.3	$83.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2012	$683.0	$474.5	$25.0	$99.6	$35.6	$48.3
Long-term inflows	41.7	27.9	1.3	3.3	5.8	3.4
Long-term outflows	(40.8)	(29.4)	(1.3)	(3.4)	(3.9)	(2.8)
Long-term net flows	0.9	(1.5)	—	(0.1)	1.9	0.6
Net flows in institutional money market funds	0.1	0.4	(0.1)	(0.2)	—	—
Market gains and losses/reinvestment	4.9	(0.6)	0.6	1.9	1.1	1.9
Foreign currency translation	(1.2)	—	(0.3)	0.7	0.2	(1.8)
December 31, 2012	$687.7	$472.8	$25.2	$101.9	$38.8	$49.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	2012	2011	% Change
Beginning Assets	$625.3	$616.5	1.4%
Long-term inflows	164.0	177.6	(7.7)%
Long-term outflows	(151.6)	(158.4)	(4.3)%
Long-term net flows	12.4	19.2	(35.4)%
Net flows in institutional money market funds	0.1	5.3	(98.1)%
Market gains and losses/reinvestment	48.8	(15.3)	N/A
Acquisitions/dispositions, net	(1.7)	—	N/A
Foreign currency translation	2.8	(0.4)	N/A
Ending Assets	$687.7	$625.3	10.0%

Average long-term AUM	$595.4	$566.0	5.2%
Average institutional money market AUM	69.0	68.3	1.0%
Average AUM	$664.4	$634.3	4.7%
Gross revenue yield on AUM(a)	63.2bps	64.9bps
Gross revenue yield on AUM before performance fees(a)	62.3bps	64.3bps
Net revenue yield on AUM(b)	44.5bps	45.7bps
Net revenue yield on AUM before performance fees(b)	43.6bps	45.1bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2011	$625.3	$529.0	$96.3
Long-term inflows	164.0	106.6	57.4
Long-term outflows	(151.6)	(105.3)	(46.3)
Long-term net flows	12.4	1.3	11.1
Net flows in institutional money market funds	0.1	0.1	—
Market gains and losses/reinvestment	48.8	41.8	7.0
Acquisitions/dispositions, net	(1.7)	(1.7)	—
Foreign currency translation	2.8	3.2	(0.4)
December 31, 2012	$687.7	$573.7	$114.0

Average AUM	$664.4	$554.2	$110.2
Gross revenue yield on AUM(a)	63.2bps	73.9bps	9.3bps
Net revenue yield on AUM(b)	44.5bps	51.6bps	9.3bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2011	$625.3	$373.9	$233.5	$17.9
Long-term inflows	164.0	131.7	28.0	4.3
Long-term outflows	(151.6)	(121.3)	(27.7)	(2.6)
Long-term net flows	12.4	10.4	0.3	1.7
Net flows in institutional money market funds	0.1	—	0.1	—
Market gains and losses/reinvestment	48.8	37.3	11.2	0.3
Acquisitions/dispositions, net	(1.7)	—	(1.7)	—
Foreign currency translation	2.8	4.2	(1.4)	—
December 31, 2012	$687.7	$425.8	$242.0	$19.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2011	$625.3	$271.0	$149.0	$44.6	$74.0	$86.7
Long-term inflows	164.0	81.4	38.9	21.5	2.7	19.5
Long-term outflows	(151.6)	(90.7)	(25.8)	(8.5)	(3.4)	(23.2)
Long-term net flows	12.4	(9.3)	13.1	13.0	(0.7)	(3.7)
Net flows in institutional money market funds	0.1	—	—	—	0.1	—
Market gains and losses/reinvestment	48.8	33.3	9.4	3.8	(0.1)	2.4
Acquisitions/dispositions, net	(1.7)	—	—	—	—	(1.7)
Foreign currency translation	2.8	2.4	0.4	0.7	—	(0.7)
December 31, 2012	$687.7	$297.4	$171.9	$62.1	$73.3	$83.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2011	$625.3	$430.0	$23.4	$89.8	$32.0	$50.1
Long-term inflows	164.0	113.7	3.8	13.4	20.6	12.5
Long-term outflows	(151.6)	(101.5)	(5.0)	(15.2)	(14.9)	(15.0)
Long-term net flows	12.4	12.2	(1.2)	(1.8)	5.7	(2.5)
Net flows in institutional money market funds	0.1	0.6	0.1	(0.2)	—	(0.4)
Market gains and losses/reinvestment	48.8	30.0	2.3	10.4	2.5	3.6
Acquisitions/dispositions, net	(1.7)	—	—	—	(1.7)	—
Foreign currency translation	2.8	—	0.6	3.7	0.3	(1.8)
December 31, 2012	$687.7	$472.8	$25.2	$101.9	$38.8	$49.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive

(in billions)	Q4-12	Q3-12	% Change	Q4-11
Beginning Assets	$117.9	$107.6	9.6%	$87.4
Long-term inflows	12.6	16.0	(21.3)%	19.5
Long-term outflows	(13.5)	(10.2)	32.4%	(137)
Long-term net flows	(0.9)	5.8	N/A	5.8
Net flows in institutional money market funds	—	—	N/A	—
Market gains and losses/reinvestment	(2.6)	4.4	N/A	3.0
Foreign currency translation	(0.4)	0.1	N/A	0.1
Ending Assets	$114.0	$117.9	(3.3)%	$96.3

Average long-term AUM	113.6	113.6	—%	93.6
Average institutional money market AUM	—	—	N/A	—
Average AUM	$113.6	$113.6	—%	$93.6
Gross revenue yield on AUM(a)	10.0bps	9.5bps		10.6bps
Gross revenue yield on AUM before performance fees(a)	10.0bps	9.5bps		10.6bps
Net revenue yield on AUM(b)	10.0bps	9.5bps		10.6bps
Net revenue yield on AUM before performance fees(b)	10.0bps	9.5bps		10.6bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
September 30, 2012	$117.9	$94.7	$23.2	$—
Long-term inflows	12.6	12.2	0.4	—
Long-term outflows	(13.5)	(13.0)	(0.5)	—
Long-term net flows	(0.9)	(0.8)	(0.1)	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	(2.6)	(2.7)	0.1	—
Foreign currency translation	(0.4)	—	(0.4)	—
December 31, 2012	$114.0	$91.2	$22.8	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
September 30, 2012	$117.9	$59.2	$37.6	$—	$—	$21.1
Long-term inflows	12.6	9.5	2.5	—	—	0.6
Long-term outflows	(13.5)	(11.0)	(1.0)	—	—	(1.5)
Long-term net flows	(0.9)	(1.5)	1.5	—	—	(0.9)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(2.6)	(2.2)	(0.1)	—	—	(0.3)
Foreign currency translation	(0.4)	—	—	—	—	(0.4)
December 31, 2012	$114.0	$55.5	$39.0	$—	$—	$19.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2012	$117.9	$110.8	$—	$—	$1.3	$5.8
Long-term inflows	12.6	12.5	0.1	—	—	—
Long-term outflows	(13.5)	(12.9)	—	—	(0.2)	(0.4)
Long-term net flows	(0.9)	(0.4)	0.1	—	(0.2)	(0.4)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(2.6)	(2.6)	—	—	—	—
Foreign currency translation	(0.4)	—	—	—	—	(0.4)
December 31, 2012	$114.0	$107.8	$0.1	$—	$1.1	$5.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive

(in billions)	2012	2011	% Change
Beginning Assets	$96.3	$80.8	19.2%
Long-term inflows	57.4	71.3	(19.5)%
Long-term outflows	(46.3)	(53.8)	(13.9)%
Long-term net flows	11.1	17.5	(36.6)%
Net flows in institutional money market funds	—	—	N/A
Market gains and losses/reinvestment	7.0	(2.1)	N/A
Foreign currency translation	(0.4)	0.1	N/A
Ending Assets	$114.0	$96.3	18.4%

Average long-term AUM	110.2	91.3	20.7%
Average institutional money market AUM	—	—	N/A
Average AUM	$110.2	$91.3	20.7%
Gross revenue yield on AUM(a)	9.3bps	10.8bps
Gross revenue yield on AUM before performance fees(a)	9.3bps	10.8bps
Net revenue yield on AUM(b)	9.3bps	10.8bps
Net revenue yield on AUM before performance fees(b)	9.3bps	10.8bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2011	$96.3	$76.9	$19.4	$—
Long-term inflows	57.4	52.4	5.0	—
Long-term outflows	(46.3)	(44.9)	(1.4)	—
Long-term net flows	11.1	7.5	3.6	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	7.0	6.8	0.2	—
Foreign currency translation	(0.4)	—	(0.4)	—
December 31, 2012	$114.0	$91.2	$22.8	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2011	$96.3	$45.6	$30.0	$—	$—	$20.7
Long-term inflows	57.4	41.7	11.2	—	—	4.5
Long-term outflows	(46.3)	(37.7)	(2.7)	—	—	(5.9)
Long-term net flows	11.1	4.0	8.5	—	—	(1.4)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	7.0	5.9	0.5	—	—	0.6
Foreign currency translation	(0.4)	—	—	—	—	(0.4)
December 31, 2012	$114.0	$55.5	$39.0	$—	$—	$19.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2011	$96.3	$89.6	$—	$—	$1.3	$5.4
Long-term inflows	57.4	56.7	0.1	—	0.2	0.4
Long-term outflows	(46.3)	(45.2)	—	—	(0.6)	(0.5)
Long-term net flows	11.1	11.5	0.1	—	(0.4)	(0.1)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	7.0	6.7	—	—	0.2	0.1
Foreign currency translation	(0.4)	—	—	—	—	(0.4)
December 31, 2012	$114.0	$107.8	$0.1	$—	$1.1	$5.0

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the fourth quarter for our JVs in China was $2.9 billion (third quarter 2012: $2.9 billion; fourth quarter 2011: $3.1 billion). For year to date AUM, our share of the average AUM in the twelve months of 2012 for our JVs in China was $3.0 billion (twelve months of 2011: $3.3 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 12 through 16 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 12 through 16 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Premia Capture, U.S.direct real estate, and U.S. REITS.
(d)    Ending Money Market AUM includes $69.4 billion in institutional money market AUM and $3.9 billion in retail money market AUM.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	22%	29%	82%	37%	40%	60%
	U.S. Growth	35%	29%	24%	30%	25%	62%
	U.S. Value	53%	55%	99%	74%	73%	94%
	Sector	63%	65%	58%	43%	29%	39%
	U.K.	11%	99%	98%	9%	98%	94%
	Canadian	100%	56%	81%	100%	52%	56%
	Asian	49%	45%	46%	37%	44%	44%
	Continental European	70%	70%	94%	45%	58%	58%
	Global	59%	80%	88%	62%	73%	60%
	Global Ex U.S. and Emerging Markets	25%	88%	99%	15%	87%	90%
Other
	Alternatives	51%	60%	68%	73%	54%	6%
	Balanced	47%	45%	77%	97%	83%	95%
Fixed Income
	Money Market	60%	33%	72%	97%	96%	93%
	U.S. Fixed Income	64%	90%	58%	81%	81%	77%
	Global Fixed Income	86%	62%	89%	91%	41%	86%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 59%, 59%, and 56% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 71%, and 67% of total Invesco AUM, respectively, as of December 31, 2012. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary direct real estate, unit investment trusts fund of funds with component funds managed by Invesco, stable value building block funds and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.